Exhibit No. 99.(a)(12)

HARDING, LOEVNER FUNDS, INC.

ARTICLES SUPPLEMENTARY

Harding, Loevner Funds, Inc., a Maryland corporation (the “Corporation”) registered as an open-end management investment company under the Investment Company Act of 1940, as amended, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

FIRST: The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is increased to five billion, eight hundred million (5,800,000,000) shares, par value $0.001 per share and of the aggregate par value of five million, eight hundred thousand dollars ($5,800,000).

SECOND: Pursuant to authority granted in Article FIFTH of the charter of the Corporation (the “Charter”) and pursuant to Section 2-105(c), Section 2-208, and Section 2-208.1 of the Maryland General Corporation Law, the Board of Directors of the Corporation, at a meeting duly convened and held, has classified and designated the Corporation’s additional authorized and unissued capital stock, effective upon filing of these Articles Supplementary, into a new class designated International Equity Research Portfolio, consisting of two sub-classes with 400,000,000 of such shares designated Institutional Sub-Class and 400,000,000 of such shares designated Investor Sub-Class.

THIRD: Immediately prior to the filing of these Articles Supplementary, the total number of shares of capital stock of all classes which the Corporation was authorized to issue (the “Common Stock”) was five billion (5,000,000,000), par value of $0.001 per share (aggregate par value $5,000,000), classified and designated as set forth below:

Name of Class and Sub-Class	Number of Shares

International Equity Portfolio
Institutional Sub-Class	400,000,000
Investor Sub-Class	400,000,000

Global Equity Portfolio
Advisor Sub-Class	400,000,000
Institutional Sub-Class	400,000,000

Emerging Markets Portfolio
Advisor Sub-Class	500,000,000
Investor Sub-Class	400,000,000

International Small Companies Portfolio
Institutional Sub-Class	400,000,000
Investor Sub-Class	400,000,000

Institutional Emerging Markets Portfolio
Class I Sub-Class	500,000,000
Class II Sub-Class	400,000,000

Frontier Emerging Markets Portfolio
Institutional Sub-Class	400,000,000
Investor Sub-Class	400,000,000

FOURTH: Immediately subsequent to the filing of these Articles Supplementary, the total number of shares of Common Stock of all classes which the Corporation is authorized to issue is five billion, eight hundred million (5,800,000,000), par value of $0.001 per share (aggregate par value $5,800,000), classified and designated as set forth below:

Name of Class and Sub-Class	Number of Shares

International Equity Portfolio
Institutional Sub-Class	400,000,000
Investor Sub-Class	400,000,000

Global Equity Portfolio
Advisor Sub-Class	400,000,000
Institutional Sub-Class	400,000,000

Emerging Markets Portfolio
Advisor Sub-Class	500,000,000
Investor Sub-Class	400,000,000

International Small Companies Portfolio
Institutional Sub-Class	400,000,000
Investor Sub-Class	400,000,000

Institutional Emerging Markets Portfolio
Class I Sub-Class	500,000,000
Class II Sub-Class	400,000,000

Frontier Emerging Markets Portfolio
Institutional Sub-Class	400,000,000
Investor Sub-Class	400,000,000

International Equity Research Portfolio
Institutional Sub-Class	400,000,000
Investor Sub-Class	400,000,000

FIFTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the class and sub-classes of shares of Common Stock designated and classified pursuant to these Articles Supplementary shall be as set forth in the Charter and shall be subject to all provisions of the Charter relating to shares of the Corporation generally, including those set forth in Article FIFTH of the Charter.

SIXTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

SEVENTH: The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on this 14th day of December, 2015.

ATTEST:	HARDING, LOEVNER FUNDS, INC.

/s/ Lori M. Renzulli	By:	/s/ Richard T. Reiter
Lori M. Renzulli Assistant Secretary		Richard T. Reiter President